Exhibit 10.1
PVH CORP.
2006 STOCK INCENTIVE PLAN
(As Amended and Restated Effective April 30, 2015)

1.	Establishment, Objectives and Duration.

(a)Establishment of the Plan.  PVH Corp. established this incentive compensation plan to permit the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units and Other Stock-Based Awards to the persons and for the purposes described herein.  The Plan first became effective on April 27, 2006 (the “Effective Date”), was amended and restated effective April 30, 2009, June 25, 2009, June 23, 2011, April 26, 2012 and May 7, 2014 and had its material terms approved at the 2006 and 2011 Annual Meeting of Stockholders.  Definitions of capitalized terms used in the Plan are contained in the attached glossary, which is an integral part of the Plan.

(b)Purposes of the Plan.  The purposes of the Plan are to induce certain individuals to remain in the employ, or to continue to serve as directors of, or consultants or advisors to, the Company and its present and future Subsidiaries, to attract new individuals to enter into such employment or service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company.  The Board believes that the granting of Awards under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success.

(c)Duration of the Plan.  No Award may be granted under the Plan after April 29, 2025, or such earlier date as the Board shall determine.  The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

2.	Administration of the Plan.

(a)The Committee.  Except as otherwise provided in Section 2(d), the Plan shall be administered by the “Committee.”  The Committee shall consist of two or more members of the Board.  It is intended that all of the members of the Committee shall be “non-employee directors” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, and “outside directors” within the contemplation of Section 162(m)(4)(C)(i) of the Code.  The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee.  A majority of the members of the Committee shall constitute a quorum.  All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held, except that the Committee may delegate to any one of its members the authority of the Committee with respect to the grant of Awards to any person who (i) shall not be an officer and/or director of the Company and (ii) is not, and in the judgment of the Committee may not be reasonably expected to become, a “covered employee” within the meaning of Section 162(m)(3) of the Code.  Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee (or by the member(s) of the Committee to whom authority has been delegated) shall be fully as effective as if it had been made at a meeting duly called and held.

(b)Authority of the Committee.  Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to:

(i)select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder;

(ii)determine whether and to what extent Awards are granted hereunder;

(iii)determine the size and types of Awards granted hereunder;

(iv)approve forms of Award Agreement for use under the Plan;

(v)determine the terms and conditions of any Award granted hereunder;

(vi)establish performance goals for any Performance Period and determine whether such goals were satisfied;

(vii)amend the terms of any outstanding Award granted under the Plan; provided that, except as otherwise provided in Section 16, no such amendment shall reduce the Exercise Price of outstanding Options or the grant price of outstanding SARs without the approval of the stockholders of the Company;

(viii)construe and interpret the terms of the Plan and any Award Agreement entered into under the Plan, and to decide all questions of fact arising in its application; and

(ix)take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.

(c)Effect of Committee’s Decision.  All decisions, determinations and interpretations of the Committee shall be final, binding and conclusive on all persons, including the Company, its Subsidiaries, its stockholders, Employees, Directors, Consultants and their estates and beneficiaries.

(d)Delegation.  As permitted by Applicable Laws, the Committee may delegate its authority as identified herein, including the power and authority to make Awards to Participants who are not “insiders” subject to Section 16(b) of the Exchange Act or expected to be “covered employees” within the meaning of Section 162(m) of the Code, pursuant to such conditions and limitations as the Committee may establish.

3.	Shares Subject to the Plan; Effect of Grants; Individual Limits.

(a)Number of Shares Available for Grants.  Subject to adjustment as provided in Section 18 hereof, the maximum number of Shares which may be issued pursuant to Awards under the Plan shall be 17,436,589, plus the number of Shares subject to outstanding awards under the Prior Plans as of April 30, 2015 that are deemed not delivered under the Prior Plans pursuant to paragraph (i) or (ii) of this Section 3(a), plus the number of Shares that were subject to outstanding awards under the Prior Plans at August 31, 2012 but which expired or were cancelled or forfeited subsequent to that date.  The 17,436,589 shares referred to in the immediately preceding sentence include the 3,000,000 Shares initially included in the Plan as of the Effective Date, 4,400,000 shares added to the Plan as of June 25, 2009, 1,093,649 shares added to the Plan pursuant to paragraph (i) of this Section 3(a) between the Effective Date and August 31, 2012, and 4,500,000 Shares added to the Plan as of April 26, 2012, 1,442,940 shares added to the plan as of February 15, 2013 in connection with the Company’s acquisition of The Warnaco Group, Inc. (“Warnaco”) (of such 1,442,940 shares, 580,023 shares represent outstanding awards under Warnaco’s equity plans assumed by the Company and 862,917 shares represent awards to be issued in the future) and 3,000,000 shares added to the Plan as of April 30, 2015.

(i)Shares that are potentially deliverable under an Award granted under the Plan or an option granted under a Prior Plan that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of Shares shall not be treated as having been issued under the Plan or a Prior Plan.

(ii)Shares that are issued pursuant to awards that are assumed, converted or substituted in connection with a merger, acquisition, reorganization or similar transaction shall not be treated as having been issued under the Plan; provided, however, that the Shares referred to in this paragraph (ii) shall not be considered for purposes of determining the number of Shares available for grant as Incentive Stock Options.

Notwithstanding any other provisions herein: (i) shares tendered in payment of the exercise price of an Award shall not be added to the maximum share limitations described above, (ii) shares withheld by the Company to satisfy the tax withholding obligation shall not be added to the maximum share limitations described above, and (iii) all shares covered by a Stock Appreciation Right, to the extent that it is exercised and whether or not shares of Common Stock are actually issued upon exercise of the right, shall be considered issued or transferred pursuant to the Plan.

The Shares to be issued pursuant to Awards may be authorized but unissued Shares or treasury Shares.

(b)Individual Limits.  Subject to adjustment as provided in Section 16 hereof, the maximum aggregate number of Shares with respect to which Awards may be granted in any calendar year to any one Participant shall be 1,000,000 Shares.

(c)Share Counting.  Each Share underlying a Stock Option or Stock Appreciation Right shall be counted as one share for purposes of the limits set forth in Sections 3(a) and 3(b).  Each Share underlying a combination of Stock Appreciation Right and Stock Option, where the exercise of the Stock Appreciation Right or Stock Option results in the cancellation of the other, shall be counted as one share for purposes of the limits set forth in Sections 3(a) and 3(b).  Each Share underlying an Award of Restricted Stock, Restricted Stock Unit, Performance Share, Performance Share Units or Other Stock-Based Award shall be counted as two shares for purposes of the limits set forth in Sections 3(a) and 3(b).

4.	Eligibility and Participation.

(a)Eligibility.  Persons eligible to participate in the Plan include all Employees, Directors and Consultants.

(b)Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award.  The Committee may establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan.

5.	Types of Awards.

(a)Type of Awards.  Awards under the Plan may be in the form of Options (both Nonqualified Stock Options and/or Incentive Stock Options), SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units and Other Stock-Based Awards.

(b)Designation of Award.  Each Award shall be designated in the Award Agreement.

6.	Options.

(a)Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, and payment contingencies.  The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.  Options that are intended to be Incentive Stock Options shall be subject to the limitations set forth in Section 422 of the Code.  Options granted pursuant to the Plan shall not provide Participants with the right to receive Dividends or Dividend Equivalents.

(c)Exercise Price.  Except for Options adjusted pursuant to Section 18 herein, and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction, the Exercise Price for each grant of an Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted.  However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the Exercise Price for each grant of an Option shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted.

(d)Term of Options.  The term of an Option granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed 10 years.  However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(e) Exercise of Options.  Options granted under this Section 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.  Except as otherwise provided in a Participant’s Award Agreement, upon a termination of employment or, pursuant to Section 17, in the event of a Participant’s Qualifying Termination during the two year period following the occurrence of a Change in Control or Subsidiary Disposition, an Option granted under the Plan shall have a minimum period of vesting of three years, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis.  However, in no event will the vesting of an Option occur within one year of the date of grant, except that the Committee will be entitled to make grants of any kind of Award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the shares of Common Stock still available for grant on April 30, 2015.

(f)Payments.  Options granted under this Section 6 shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised and payment of the Exercise Price.  The Exercise Price of an Option shall be payable to the Company: (i) in cash or its equivalent, (ii) by tendering (either actually or constructively by attestation) Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, (iii) in any other manner then permitted by the Committee, or (iv) by a combination of any of the permitted methods of payment.  The Committee may limit any method of payment, other than that specified under (i), for administrative convenience, to comply with Applicable Laws or otherwise.

(g)Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

(h)Termination of Employment or Service.  Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options, and may reflect distinctions based on the reasons for termination of employment or service.

7.	Stock Appreciation Rights.

(a)Grant of SARs.  Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.  SARs granted pursuant to the Plan shall not provide Participants with the right to receive Dividends or Dividend Equivalents.

(c)Grant Price.  The grant price of a freestanding SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the SAR; provided, however, that these limitations shall not apply to Awards that are adjusted pursuant to Section 18 herein.

(d)Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed 10 years.

(e)Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement.  Except as otherwise provided in a Participant’s Award Agreement, upon a termination of employment or, pursuant to Section 17, in the event of a Participant’s Qualifying Termination during the two year period following the occurrence of a Change in Control or Subsidiary Disposition, a SAR granted under the Plan shall have a minimum period of vesting of three years, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis.  However, in no event will the vesting of a SAR occur within one year of the date of grant, except that the Committee will be entitled to make grants of any kind of Award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the shares of Common Stock still available for grant on April 30, 2015.

(f)Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(ii)the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

(g)Termination of Employment or Service. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs, and may reflect distinctions based on the reasons for termination of employment or service.

8.	Restricted Stock.

(a)Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

(c)Period of Restriction and Other Restrictions. Except as otherwise provided in a Participant’s Award Agreement, upon a termination of employment or, pursuant to Section 17, in the event of a Participant’s Qualifying Termination during the two year period following the occurrence of a Change in Control or Subsidiary Disposition, an Award of Restricted Stock shall have a minimum Period of Restriction of three years, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis (as specified in an Award Agreement).  However, in no event will the vesting of an Award of Restricted Stock occur within one year of the date of grant, except that the Committee will be entitled to make grants of any kind of Award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the shares of Common Stock still available for grant on April 30, 2015.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that the issuance of Shares of Restricted Stock be delayed, restrictions based upon the achievement of specific performance goals, additional time-based restrictions, and/or restrictions under Applicable Laws, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. As soon as practicable following the grant of Restricted Stock, the Shares of Restricted Stock shall be registered in the Participant’s name in certificate or book-entry form.  If a certificate is issued, it shall bear an appropriate legend referring to the restrictions and it shall be held by the Company, or its agent, on behalf of the Participant until the Period of Restriction has lapsed or otherwise been satisfied.  If the Shares are registered in book-entry form, the restrictions shall be placed on the book-entry registration.

(d)Removal of Restrictions.  Subject to Applicable Laws, Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto.  Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate evidencing the Shares.

(e)Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Laws, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

(f)Dividends and Other Distributions.  Except as otherwise provided in a Participant’s Award Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock shall receive all regular cash Dividends paid with respect to all Shares while they are so held, and, except as otherwise determined by the Committee, all other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and paid at such time following full vesting as are paid the Shares of Restricted Stock with respect to which such distributions were made.

(g)Termination of Employment or Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Stock following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards of Restricted Stock, and may reflect distinctions based on the reasons for termination of employment or service.

9.	Restricted Stock Units.

(a)Grant of Restricted Stock Units.  Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)Award Agreement.  Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the applicable Period of Restriction, the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

(c)Value of Restricted Stock Units.  The initial value of a Restricted Stock Unit shall equal the Fair Market Value of a Share on the date of grant; provided, however, that this restriction shall not apply to Awards that are adjusted pursuant to Section 16.

(d)Period of Restriction.  Except as otherwise provided in a Participant’s Award Agreement, upon a termination of employment or, pursuant to Section 17, in the event of a Participant’s Qualifying Termination during the two year period following the occurrence of a Change in Control or Subsidiary Disposition, an Award of Restricted Stock Units shall have a minimum Period of Restriction of three years, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis.  However, in no event will the vesting of an Award of Restricted Stock Units occur within one year of the date of grant, except that we will be entitled to make grants of any kind of Award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the shares of Common Stock still available for grant on April 30, 2015.

(e)Form and Timing of Payment.  Except as otherwise provided in Section 17 or a Participant’s Award Agreement, payment of Restricted Stock Units shall be made at a specified settlement date that shall not be earlier than the last day of the Period of Restriction.  The Committee, in its sole discretion, may pay earned Restricted Stock Units by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof).  The Committee may provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(f)Voting Rights.  A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

(g)Termination of Employment or Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Restricted Stock Units following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Units, and may reflect distinctions based on the reasons for termination of employment or service.

(h)Dividend Equivalents.  At the discretion of the Committee, Restricted Stock Units granted pursuant to the Plan may provide Participants with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participants, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

10.	Performance Shares and Performance Share Units.

(a)Grant of Performance Shares and Performance Share Units.  Subject to the terms and provisions of the Plan, Performance Shares or Performance Share Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)Award Agreement.  Each grant of Performance Shares or Performance Share Units shall be evidenced by an Award Agreement that shall specify the applicable Performance Period and Performance Measure(s), the number of Performance Shares or Performance Share Units granted, and such other provisions as the Committee shall determine.

(c) Value of Performance Shares and Performance Share Units.  The initial value of a Performance Share or a Performance Share Unit shall equal the Fair Market Value of a Share on the date of grant; provided, however, that this restriction shall not apply to Awards that are adjusted pursuant to Section 16.

(d)      Period of Restriction.  Except as otherwise provided in a Participant’s Award Agreement, upon a termination of employment or, pursuant to Section 17, in the event of a Participant’s Qualifying Termination during the two year period following the occurrence of a Change in Control or Subsidiary Disposition, an Award of Performance Shares or Performance Share Units shall have a minimum Period of Restriction of three years, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis.  However, in no event will the vesting of an Award of Performance Shares or Performance Share Units occur within one year of the date of grant, except that the Committee will be entitled to make grants of any kind of Award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the shares of Common Stock still available for grant on April 30, 2015.

(e)Form and Timing of Payment.  Except as otherwise provided in Section 17 or a Participant’s Award Agreement, payment of Performance Shares or Performance Share Units shall be made at a specified settlement date that shall not be earlier than the last day of the Performance Period.  The Committee, in its sole discretion, may pay earned Performance Shares or Performance Share Units by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof).  The Committee may provide that settlement of Performance Shares or Performance Share Units shall be deferred, on a mandatory basis or at the election of the Participant.

(f)Voting Rights.  A Participant shall have no voting rights with respect to any Performance Shares or Performance Share Units granted hereunder.

(g) Termination of Employment or Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Performance Shares or Performance Share Units following termination of the Participant’s employment or, if the Participant is a Consultant, service with the Company and its Subsidiaries.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Participants, and may reflect distinctions based on the reasons for termination of employment or service.
(h) Dividends and Dividend Equivalents.  Performance Shares and Performance Share Units granted pursuant to the Plan shall not provide Participants with the right to receive Dividends or Dividend Equivalents.

11.	Other Stock-Based Awards.

(a)Grant.  The Committee shall have the right to grant other Awards that may include, without limitation, the grant of Shares based on attainment of performance goals established by the Committee, the payment of Shares as a bonus or in lieu of cash based on attainment of performance goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs.

(b)Period of Restriction.  Except as otherwise provided in a Participant’s Award Agreement, upon a termination of employment or, pursuant to Section 17, in the event of a Participant’s Qualifying Termination during the two year period following the occurrence of a Change in Control or Subsidiary Disposition, Awards granted pursuant to this Section 11 shall have a minimum Period of Restriction of three years, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis (as specified in an Award Agreement).  However, in no event will the vesting of an Award granted pursuant to this Section 11 occur within one year of the date of grant, except that we will be entitled to make grants of any kind of Award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the shares of Common Stock still available for grant on April 30, 2015.   Notwithstanding the above, the payment of Shares in lieu of cash under other Company incentive or bonus programs shall not be subject to the minimum Period of Restriction limitations described above.

(c)Payment of Other Stock-Based Awards.  Subject to Section 11(b) hereof, payment under or settlement of any such Other Stock-Based Awards shall be made in such manner and at such times as the Committee may determine.  The Committee may provide that settlement of Other Stock-Based Awards shall be deferred, on a mandatory basis or at the election of the Participant.

(d)Termination of Employment or Service.  The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries.  Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination of employment or service.

12.	Performance-Based Exception.

(a)The Committee may specify that the attainment of one or more of the Performance Measures set forth in this Section 12 shall determine the degree of granting, vesting and/or payout with respect to Awards that the Committee intends will qualify for the Performance-Based Exception.  The performance goals to be used for such Awards shall be chosen from among the following performance measures (the “Performance Measures”): earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.  The targeted level or levels of performance with respect to such Performance Measures may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.  Awards that are not intended to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.

(b)Unless otherwise determined by the Committee, measurement of performance goals with respect to the Performance Measures above shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the SEC, as well as any other items determined in accordance with Section 18(b).

(c)Performance goals may differ for Awards granted to any one Participant or to different Participants.

(d)Achievement of performance goals in respect of Awards intended to qualify under the Performance-Based Exception shall be measured over a Performance Period specified in the Award Agreement, and the goals shall be established not later than 90 days after the beginning of the Performance Period or, if less than 90 days, the number of days which is equal to 25% of the relevant Performance Period applicable to the Award.

13.Transferability of Awards.  Incentive Stock Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant.  Other Awards shall be transferable to members of the Participant’s Immediate Family to the extent provided in the Award Agreement, except that no Award may be transferred for consideration.

14.Taxes.  The Company shall have the power and right, prior to the delivery of Shares pursuant to an Award, to deduct or withhold, or require a Participant to remit to the Company (or a Subsidiary), an amount (in cash or Shares) sufficient to satisfy any applicable tax withholding requirements applicable to an Award.  Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any applicable tax withholding requirements.  Subject to such restrictions as the Committee may prescribe, in the event that an Award of Restricted Stock shall become taxable to a Participant during any Company-imposed blackout period, a Participant may satisfy all or a portion of any tax withholding requirements by electing to have the Company withhold Shares having a Fair Market Value equal to the amount to be withheld up to the minimum statutory tax withholding rate (or such other rate that will not result in a negative accounting impact).

15.Conditions Upon Issuance of Shares.

(a)Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

16.Adjustments Upon Changes in Capitalization.  In the event of any equity restructuring (within the meaning of FASB Accounting Standards Codification Topic 718  (f/k/a Financial Accounting Standards No. 123R)), such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the number and kind of Shares that may be delivered under the Plan, the individual limits set forth in Section 3(b), and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Exercise Price, grant price or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, to prevent dilution or enlargement of rights.  In the event of any other change in corporate capitalization, such as a merger, consolidation, or liquidation, the Committee may, in its sole discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number.  Adjustments made by the Committee pursuant to this Section 16 shall be final, binding, and conclusive.

17.	Change in Control and Subsidiary Disposition.

(a)Change in Control in which Awards are Assumed or Continued.   Upon the occurrence of a Change in Control in which outstanding Awards are assumed or continued, the following provisions shall apply to each Award assumed or continued unless otherwise provided in a Participant’s Award Agreement or prohibited under Applicable Laws:

(i) All outstanding Options and SARs shall become immediately exercisable in the event of a Participant’s Qualifying Termination during the two year period following the Change in Control.

(ii) Any Period of Restriction or other restriction imposed on Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards shall lapse in the event of a Participant’s Qualifying Termination during the two year period following the Change in Control.

(iii)All incomplete Performance Periods in respect of each Award of Performance Shares, Performance Share Units and each other performance-based Award shall end on the date of the Change in Control and the performance goals applicable to such Award shall be deemed satisfied (A) based on the level of performance achieved as of the date of the Change in Control, if determinable, or (B) at the target level, if not determinable; provided, however, that, if less than 50% of the relevant Performance Period has elapsed as of the date of the Change in Control, then the performance goals applicable to such Award shall be deemed satisfied at the target level.  Each such Performance Share, Performance Share Units and other performance-based Award shall thereafter become a time-based Award and shall vest and become payable to the Participant on the earlier to occur of (x) the Participant’s Qualifying Termination during the two year period following the occurrence of the Change in Control and (y) the date such Award otherwise vests in accordance with the Participant’s Award Agreement.

(b) Change in Control in which Awards are not Assumed or Continued.  Upon the occurrence of a Change in Control in which outstanding Awards are not assumed or continued, the following provisions shall apply to each Award not assumed or continued:

(i)     All outstanding Options and SARs shall be terminated and each Participant shall receive, with respect to each Share subject to the Options or SARs held by the Participant, an amount in cash equal to the excess of the Fair Market Value of a Share immediately prior to the occurrence of the Change in Control over the Option Exercise Price or the SAR grant price; provided, however, that Options and SARs outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefore if the Fair Market Value of a Share as of the date of the Change in Control is less than the Option Exercise Price or the SAR grant price.

(ii)    All outstanding Shares of Restricted Stock, Restricted Stock Units and Other Stock-Based Awards shall be terminated and each Participant shall receive, with respect to each Share subject to an Award held by the Participant, an amount in cash equal to the Fair Market Value of a Share immediately prior to the occurrence of the Change in Control.

(iii)    All outstanding Performance Shares, Performance Share Units and other performance-based Awards shall be terminated and each Participant shall receive, with respect to each Share subject to an Award held by the participant an amount in cash equal to the Fair Market Value of a Share immediately prior to the occurrence of the Change in Control.  Each such Performance Share, Performance Share Unit and other performance-based Award shall vest on a pro rata monthly basis, including full credit for partial months elapsed, and shall be paid (A) based on the level of performance achieved as of the date of the Change in Control, if determinable, or (B) at the target level, if not determinable; provided, however, that, if less than 50% of the relevant Performance Period has elapsed as of the date of the Change in Control, then the performance goals applicable to such Award shall be deemed satisfied at the target level.

(c)Subsidiary Disposition.  The Committee shall have the authority, exercisable either in advance of any actual or anticipated Subsidiary Disposition or at the time of an actual Subsidiary Disposition and either at the time of the grant of an Award or at any time while an Award remains outstanding, to provide for the automatic full vesting and exercisability of one or more outstanding unvested Awards under the Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on such Awards, in connection with a Subsidiary Disposition, but only with respect to those Participants who are at the time engaged primarily in Continuous Service with the Subsidiary involved in such Subsidiary Disposition.  The Committee also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the affected Participant’s Continuous Service with that Subsidiary within a specified period following the effective date of the Subsidiary Disposition.  The Committee may provide that any Awards so vested or released from such limitations in connection with a Subsidiary Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award.

18.Amendment, Suspension or Termination of the Plan.

(a)Amendment, Modification and Termination.  The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with the New York Stock Exchange listing standards or any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

(b)Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 16) affecting the Company or the financial statements of the Company or of changes in Applicable Laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  With respect to any Awards intended to comply with the Performance-Based Exception, unless otherwise determined by the Committee, any such exception shall be specified at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception.

(c)Awards Previously Granted.  No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by Applicable Laws and except as otherwise provided herein.

(d)No Repricing.  Without the affirmative vote of holders of a majority of the Shares cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding Shares is present or represented by proxy, the Board shall not approve either: (i) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new awards (including Options and SARs) having a lower exercise price; (ii) the amendment of outstanding Options or SARs to reduce the exercise price thereof; or (iii) the cancellation of outstanding Options or SARs and the payment of cash in substitution therefore.

(e)Compliance with the Performance-Based Exception.  If it is intended that an Award comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate such that the Awards maintain eligibility for the Performance-Based Exception.  If changes are made to Code Section 162(m) or regulations promulgated thereunder to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Section 18, make any adjustments to the Plan and/or Award Agreements it deems appropriate.

19.Repayment of Awards.

(a)In the event of a restatement of the Company’s financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of a Participant who is a member of the Company’s senior executive group, such fraud or misconduct as determined by the Board or a committee thereof, the Board or the committee may, to the extent permitted by applicable law,

(i)cancel or cause to be cancelled any or all of such Participant’s outstanding Awards granted after December 31, 2008;

(ii)recover or cause to be recovered any or all Proceeds resulting from any sale or other disposition (including to the Company) of Shares issued or issuable upon vesting, settlement or exercise, as the case may be, of any Award granted after December 31, 2008; and/or

(iii)recover or cause to be recovered any cash paid or Shares issued to such Participant in connection with any vesting, settlement or exercise of an Award granted after December 31, 2008.

(b)The return of Proceeds is in addition to and separate from any other relief available to the Company or any other actions as may be taken by the Committee in its sole discretion.  Any determination by the Committee with respect to the foregoing shall be final, conclusive and binding on all interested parties.

20.Reservation of Shares.

(a)The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.Rights of Participants.

(a)Continued Service.  The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

(b)Participant.  No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

22.Successors.  All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

23.Legal Construction.

(a)Gender, Number and References.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.  Any reference in the Plan to a Section of the Plan either in the Plan or any Award Agreement or to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such Section of the Plan, act, code, section, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, section, rule or regulation.

(b)Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(c)Requirements of Law.  The granting of Awards and the issuance of Shares or cash under the Plan shall be subject to all Applicable Laws and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d)Governing Law.  To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

(e)Non-Exclusive Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

(f)Code Section 409A Compliance.  To the extent applicable, it is intended that the Plan and any Awards granted hereunder comply with, and should be interpreted consistent with, the requirements of Section 409A of the Code and any related regulations or other guidance promulgated thereunder by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”).

[Missing Graphic Reference]

GLOSSARY OF DEFINED TERMS

1.	Definitions. As used in the Plan and any Award Agreement, the following definitions shall apply:

“Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal law, applicable state law, and the rules and regulations of any applicable stock exchange or national market system.

“Award” means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units and Other Stock-Based Awards granted under the Plan.

“Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to any Participant (i) gross negligence or willful misconduct, as the case may be, in the performance of the material responsibilities of the Participant’s office or position; (ii) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or any Subsidiary (other than any such failure resulting from incapacity due to physical or mental illness); (iii) the Participant is convicted of, or pleads guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation); (iv) the Participant having willfully divulged, furnished or made accessible to anyone other than the Company or any Subsidiary, or any of their respective directors, officers, employees, auditors and legal advisors, otherwise than in the ordinary course of business, any confidential or proprietary information of the Company or such Subsidiary; or (v) any act or failure to act by the Participant, which, under the provisions of applicable law, disqualifies the Participant from performing his or her duties or serving in his or her then current capacity with the Company or a Subsidiary; provided, however, that with respect to a Participant who has an employment agreement with the Company or any of its Subsidiaries which has a definition of “cause”, the definition contained therein shall govern.

“Change in Control” means the first to occur of the following events:

1.Any Person, other than a Person who as of the date the Plan is first approved by the Board is the owner of at least 8% of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), becomes (A) a “beneficial owner,” as such term is used in Rule 13d-3 of the Exchange Act, of at least 25% but less than 50% of the Outstanding Company Voting Securities, unless such acquisition has been approved within 30 days thereafter by at least a majority of the Incumbent Board (as defined in clause (2) below taking into account the provisos), or (B) a “beneficial owner,” as such term is used in Rule 13d-3 of the Exchange Act, of at least 50% of the Outstanding Company Voting Securities; provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates, or (IV) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph 3 of this definition; or

2.Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to when the Plan is first approved by the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

3.Consummation of a reorganization, merger, consolidation or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding Shares (the “Outstanding Company Common Stock”) and the Outstanding Company Voting Securities, immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination, whichever occurs first; or

4.The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to Awards (or portions of Awards) that are considered deferred compensation under Section 409A, if an event or condition constituting a Change in Control does not constitute a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A), the event or condition shall continue to constitute a Change in Control solely with respect to vesting of the Award (or portion thereof) or a lapse of any applicable restrictions thereto and not for purposes of determining whether the settlement or payment of the Award (or portion thereof) will be accelerated under this Plan.  For avoidance of doubt, the prior sentence shall not apply to Awards (or portions thereof) that qualify as short-term deferrals for purposes of Section 409A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Committee, as specified in Section 2(a), appointed by the Board to administer the Plan.

“Company” means PVH Corp., a Delaware corporation, and any successor thereto.

“Consultant” means any consultant or advisor to the Company or a Subsidiary.

“Continuous Service” means that the provision of services to the Company or any Subsidiary in any capacity by an Employee is not interrupted or terminated.  Continuous Service shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor.  A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company.  For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

“Director” means any individual who is a member of the Board of Directors of the Company or a Subsidiary who is not an Employee and is not designated or elected to serve as a director by the holders of the Company’s Series B convertible preferred stock, or the holders of any other securities of the Company, other than Shares, voting separately as a class.

“Dividend” means the dividends declared and paid on Shares subject to an Award.

“Dividend Equivalent” means, with respect to Shares subject to an Award, a right to be paid an amount equal to the Dividends declared and paid on an equal number of outstanding Shares.

“Employee” means any employee of the Company or a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

“Fair Market Value” means, as of any date, the value of a Share equal to (i) the closing sale price of a Share on the New York Stock Exchange on the date of determination or (ii) if there is no sale of Shares on that date, the closing sale price of a Share on the last trading date on which sales were reported on the New York Stock Exchange.

“Immediate Family” means a Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, former spouse, siblings, nieces, nephews, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships or any person sharing the Participant’s household (other than a tenant or employee).

“Incentive Stock Option” or “ISO” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Nonqualified Stock Option” means an Option that is not intended to meet the requirement of Section 422 of the Code.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan, as described in Section 6.

“Other Stock-Based Award” means a Share-based or Share-related Award granted pursuant to Section 11 herein.

“Participant” means a current or former Employee, Director or Consultant who has rights relating to an outstanding Award.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

“Performance Measures” shall have the meaning set forth in Section 12(a).

“Performance Period” means the period during which a performance measure must be met.

“Performance Share” means an Award granted to a Participant, as described in Section 10 herein.

“Performance Share Unit” means an Award granted to a Participant, as described in Section 10 herein.

“Period of Restriction” means the period Restricted Stock, Restricted Stock Units or Other Stock-Based Awards are subject to a substantial risk of forfeiture and are not transferable, as provided in Sections 8, 9 and 11 herein.

“Person” means person as such term is used in Section 3(a)(9) and 13(d) of the Exchange Act.

“Plan” means the PVH Corp. 2006 Stock Incentive Plan.

“Prior Plans” means the Company’s 1997 Stock Option Plan, 2000 Stock Option Plan and 2003 Stock Option Plan.

“Proceeds” means, with respect to any sale or other disposition (including to the Company) of Shares acquired pursuant to an Award, an amount determined by the Committee, (a) in the case of an Award other than an Option, SAR or cash-settled Award, up to the amount equal to the Fair Market Value per Share at the time of such sale or other disposition multiplied by the number of Shares sold or disposed of, or (b) in the case of an Option or SAR, up to the amount equal to the number of Shares sold or disposed of multiplied by the excess of the Fair Market Value per Share at the time of such sale or disposition over the Exercise Price or grant price, as applicable.

“Qualifying Termination” means the termination of a Participant’s employment or service with the Company or any of its Subsidiaries by the Company or a Company Subsidiary  without Cause or, with respect to a Participant who has an employment agreement with the Company or any of its Subsidiaries which has a definition of “good reason,” by the Participant for good reason (as defined in the Participant’s employment agreement).

“Restricted Stock” means an Award granted to a Participant, as described in Section 8.

“Restricted Stock Units” means an Award granted to a Participant, as described in Section 9.

“Retirement” means:

1.
With respect to all Awards made prior to March 19, 2007 and all Awards made to Employees prior to May 3, 2007, a Participant’s termination of employment by the Company and its Subsidiaries at or after age 63 other than for Cause.

2.
With respect to all Awards made to Directors on or after March 19, 2007, the termination of a Director’s service, other than by reason of death or removal for cause (under applicable law), after at least four years of service.

3.
With respect to all Awards made to Employees on or after May 3, 2007, the termination of an Employee’s employment from the Company and its Subsidiaries, other than by reason of death or for Cause, at or after age 62, provided that the Employee has at least five years of employment with the Company and/or any of its Subsidiaries.

“SEC” means the United States Securities and Exchange Commission.

“Section 409A” shall have the meaning set forth in Section 22(f).

“Share” means a share of the common stock, $1.00 par value, of the Company, subject to adjustment pursuant to Section 16.

“Stock Appreciation Right” or “SAR” means an Award granted to a Participant, either alone or in connection with a related Option, as described in Section 7.

“Subsidiary” has the meaning ascribed to such term in Code Section 424(f).

“Subsidiary Disposition” means the disposition by the Company of its equity holdings in any Subsidiary effected by a merger or consolidation involving that Subsidiary, the sale of all or substantially all of the assets of that Subsidiary or the Company’s sale or distribution of substantially all of the outstanding capital stock of such Subsidiary.

“Voting Securities” means voting securities of the Company entitled to vote generally in the election of Directors.